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                                                                    EXHIBIT 99.2

                                                           FOR IMMEDIATE RELEASE

                     COTT COMPLETES ROYAL CROWN ACQUISITION;

                        ANNOUNCES MANAGEMENT APPOINTMENTS

                        (All information in U.S. dollars)


TORONTO July 23, 2001: Cott Corporation (NASDAQ:COTT; TSE:BCB) today announced it has completed its acquisition of certain Royal Crown assets from Cadbury Schweppes plc (LSE:CBRY; NYSE:CSG) for approximately $94 million. At the same time, Cott named two senior executives, Paul Richardson and Neil Thompson, who will lead the integration and management teams for the expanded business.

"With Paul and Neil as key leaders, I am confident that the RC acquisition will prove to be a hallmark success," said Frank E. Weise, Cott's president and chief executive officer. "This is an important milestone for Cott. We now move forward as a fully integrated beverage Company -- from creating consumer-preferred formulas and making quality concentrates, to operating production plants and providing the highest levels of customer service at each point."

With this acquisition, Cott gains control of its retailer brand concentrate contract and formulas as well as proprietary technology, a concentrate manufacturing facility and the RC International business. The transaction was announced on June 13, 2001.

This is the second strategic acquisition for Cott in the last nine months. In October 2000, Cott acquired the private label soft drink and Vintage(TM) brand seltzer water assets of Concord Beverage, providing the Company with a solid base of new customers in the Northeast U.S. market and increased market share.

MANAGEMENT APPOINTMENTS

To capitalize on the opportunities that Weise foresees, the Company has announced that two corporate officers will assume key executive roles, effective immediately. Paul Richardson, executive vice president, Global Procurement and Innovation will add responsibility for the Company's worldwide manufacturing and supply of concentrates; Neil Thompson, currently executive vice president and managing director for Cott U.K and Europe, will now also be responsible for RC International. Both Richardson, located in Tampa FL, and Thompson, in Kegworth U.K., will continue to report to Weise.

"These appointments reflect the confidence that our customers and employees have for both Paul and Neil," added Weise. "Over the last three years, each has been a forceful contributor in turning the Company around. Their experience and passion for our customers will strengthen the leadership position that Cott enjoys in our industry."

                                      * * *

ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the U.S., Canada and the U.K.


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                                                           FOR IMMEDIATE RELEASE

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to integrate acquired business into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive.

COTT CORPORATION CONTACTS:
Media Relations:
Rod Jimenez      (416)203-5606

Investor Relations:
Edmund O'Keeffe  (416)203-5617